UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 22, 2009

FIRST MARINER BANCORP
(Exact name of Registrant as specified in Charter)

Maryland	000-21815	52-1834860
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD  21224
(Address of Principal Executive Offices/Zip Code)

Registrant's telephone number, including area code:  (410) 342-2600

Not Applicable
(Former name or former address of Registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01  Entry Into a Material Definitive Agreement

On April 22, 2009, First Mariner Bank (the “Bank”), a wholly-owned subsidiary of First Mariner Bancorp, entered into an agreement (the “Consent Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”) relating to alleged violations of consumer protection regulations relative to its fair lending practices pursuant to which it consented to the issuance of a Order to Cease and Desist, Order for Restitution, and Order to Pay (the “Order”). The Bank did not admit to the FDIC’s allegations that it discriminated against any “protected class” borrowers on a limited number of loans, many of them made to Hispanic borrowers in Northern Virginia, but agreed to settle the dispute to avoid further distraction and litigation expense.  The following summaries of the Consent Agreement and the Order are qualified by reference to the actual text of such documents, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

The Consent Agreement and Order are based on findings by the FDIC that the Bank allegedly engaged in acts of discrimination in violation of the Equal Credit Opportunity Act (the “ECOA”) and the Fair Housing Act (the “FHA”) in 2005, 2006 and 2007 and in violation of Section 5 of the Federal Trade Commission Act (“Section 5”) in 2006 and 2007.  The alleged violations of the ECOA and the FHA are based on the FDIC’s belief that the Bank charged higher prices certain Hispanic, African American and female borrowers (“Affected Borrowers”) under residential mortgage loans, in the form of discretionary interest rate and point “overages”, than it charged to similarly-situated non-minority borrowers.  The alleged violations of Section 5 are based on the FDIC’s belief that the Bank’s disclosures for its payment-option adjustable-rate mortgage loans contained misleading information regarding the costs of the loans.

By signing the Consent Agreement, the Bank consented to the issuance of the Order and the FDIC agreed to take no further action against the Bank in respect of the alleged violations.  The Order requires the Bank to pay up to $950,000 in restitution to the Affected Borrowers.  It also imposes a civil money penalty of $50,000.  The Bank had reserved $950,000 in the final quarter of 2008 to cover the cost of settling the claims of the Affected Borrowers.  Other than requiring the Bank to cease and desist from violating the ECOA, the FHA and Section 5, the Bank must develop and implement policies and procedures to (i) monitor and ensure compliance with fair lending laws and disclosure laws and regulations, (ii) ensure that the costs, terms, features and risks of the loans and services are adequately disclosed to applicants, and (iii) ensure the composition, qualifications, objectivity and independence of the internal auditor, audit staff and Audit Committee.  The Bank must also conduct or sponsor quarterly financial literacy and education courses where it provides residential mortgage loans.  Further, the Bank is prohibited from offering “payment-option” adjustable rate mortgage loans, although the Bank ceased offering these loans in 2007.  Management believes that neither the Consent Agreement nor the Order will have a material impact on the Bank’s financial performance in 2009.

This Item 1.01 contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives.  These statements are evidenced by terms such as “anticipate”, “estimate”, “should”, “expect”, “believe”, “intend”, and similar expressions.  Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true.  These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements.  For a discussion of these risks and uncertainties, see the section of the periodic reports that First Mariner Bancorp files with the Securities and Exchange Commission entitled “Risk Factors”.

Item 2.02  Results of Operations and Financial Condition

On May 1, 2009, First Mariner Bancorp issued a press release reporting its financial results for the three months ended March 31, 2009.  A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

The exhibits that are filed or furnished within this report are listed in the Exhibit Index that immediately follows the signatures hereto, which list is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: May 1, 2009	By:	/s/ Joseph A. Cicero
Joseph A. Cicero President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Stipulation and Consent to the Issuance of an Order to Cease and Desist, Order for Restitution, and Order to Pay (filed herewith)

10.2	Order to Cease and Desist, Order for Restitution, and Order to Pay (filed herewith)

99.1	Press release dated May 1, 2009 (furnished herewith)